Exhibit 10.1

Execution Version

MASTER ASSIGNMENT, AGREEMENT AND AMENDMENT NO. 4 TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Master Assignment, Agreement and Amendment No. 4 to Second Amended and Restated Credit Agreement ("Agreement") dated as of August 13, 2014 ("Effective Date"), is among Gastar Exploration Inc., a Delaware corporation ("Borrower"), Wells Fargo Bank, National Association, as administrative agent for the Lenders (as defined below) (in such capacity, the "Administrative Agent"), as collateral agent (in such capacity, the "Collateral Agent"), as swing line lender (in such capacity, "Swing Line Lender"), as issuing lender (in such capacity, the "Issuing Lender"), and in its capacity as a Lender (in such capacity, the “Assignee”), IBERIABANK, in its individual capacity as a Lender (in such capacity, the “Assignor”), Comerica Bank, in its individual capacity as a Lender, and ING Capital LLC, in its individual capacity as a Lender.

RECITALS

A.The Borrower is party to that certain Second Amended and Restated Credit Agreement dated as of June 7, 2013, among the Borrower, the lenders thereto from time to time (the "Lenders"), the Administrative Agent, the Collateral Agent, the Swing Line Lender, and the Issuing Lender, as heretofore amended (as so amended, the "Credit Agreement").

B.The parties hereto wish to increase the Borrowing Base under the Credit Agreement and in connection with such increase, Assignor wishes to assign a certain percentage of its rights and obligations under the Credit Agreement as a Lender to Assignee pursuant to the terms hereof.

C.After the assignment and acceptance of the rights and obligations set forth herein have been made effective, the parties hereto agree to, subject to the terms and conditions set forth herein, (i) amend the Credit Agreement as provided herein and (ii) increase the Borrowing Base.

THEREFORE, the Borrower, the Lenders, the Issuing Lender, the Swing Line Lender, the Collateral Agent, and the Administrative Agent hereby agree as follows:
Section 1.Defined Terms; Interpretation. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement. Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

Section 1.    Assignments and Acceptances. In lieu of executing and delivering an Assignment and Acceptance, Assignor and Assignee hereby agree to, and Borrower hereby accepts, the following:
(a)    Assignment. For an agreed consideration, Assignor hereby irrevocably sells and assigns to Assignee, and Assignee hereby irrevocably purchases and assumes from Assignor, subject to and in accordance with the terms hereof and the Credit Agreement, as of the Effective Date (i) such percentage in and to all of Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified in Schedule II hereto that would result in Assignor and Assignee having the respective Commitments set forth in Schedule II attached hereto (including without limitation any letters of credit and guaranties provided in connection with the Credit Agreement), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to, and in proportion to, the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by Assignor to Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as an "Assigned Interest"). Each such sale and assignment is without recourse to Assignor and, except as expressly provided in this Agreement, without representation or warranty by Assignor. After giving effect to the sale and assignment pursuant to this Section 2(a) and after giving effect to the increase in the Borrowing Base set forth in Section 3 below, each Lender's Pro Rata Share of the Borrowing Base will be as set forth next to its name on Schedule I attached hereto.
(b)    Representations and Warranties of Assignor. Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the relevant Assigned Interest, (B) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (C) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (ii) it assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (C) the financial condition of the Borrower, its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (D) the performance or observance by the Borrower, its Subsidiaries or Affiliates or any other Person of any of its obligations under any Loan Document.
(c)    Representations and Warranties of Assignee. Assignee (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to increase its Pro Rata Share under the Credit Agreement, (B) it meets all the requirements to be an assignee under Section 9.07 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.07 of the Credit Agreement), (C) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (E) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.06 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase such Assigned Interest, (F) it has, independently and without reliance upon the Administrative Agent or the other Lenders and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to purchase such Assigned Interest, and (G) if it is not incorporated under the laws of the United States of America or a state thereof, on or prior to the date hereof, it has delivered to Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent any Assignor or any other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
(d)    Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to Assignee whether such amounts have accrued prior to, on or after the Effective Date. Assignor and Assignee shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
(e)    Consent; Waiver of Administrative Fees. Administrative Agent and Borrower hereby consent to Assignor’s assignment of the Assigned Interests to Assignee and a one-time waiver of the $3,500 administrative fees that would otherwise be payable by Assignee pursuant to Section 9.07(b)(iv) of the Credit Agreement as a result of the assignment provided for herein, and waive any other conditions to the effectiveness of such assignment that are not expressly set forth in this Agreement, including, but not limited, the condition set forth in Section 9.07(b)(i)(B) of the Credit Agreement, and agree that the terms of this Agreement shall constitute an Assignment and Acceptance.
Section 2.    Agreement - Increase in Borrowing Base. Subject to the terms of this Agreement, as of the Effective Date, the Borrowing Base shall be increased by $25,000,000, resulting in a new Borrowing Base equal to $145,000,000. Such new Borrowing Base shall remain in effect at that level until the effective date of the next Borrowing Base redetermination made in accordance with the Credit Agreement, as amended hereby. The parties hereto acknowledge and agree that the Borrowing Base redetermination set forth in this Section 3 shall be deemed to be the scheduled, fall redetermination provided for in Section 2.02(b)(ii) of the Credit Agreement. Each Lender's Pro Rata Share of the resulting Borrowing Base, after giving effect to the assignment made pursuant to Section 2 above and the increase in the Borrowing Base set forth in this Section 3, is set forth in Schedule I attached hereto.
Section 3.    Amendments to Credit Agreement. Schedule II (Notice Information and Commitments) to the Credit Agreement is hereby replaced in its entirety with Schedule II (Notice Information and Commitments) attached hereto.
Section 4.    Representations and Warranties. Each Loan Party represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate, partnership, or limited liability company power and authority of such Loan Party, as applicable, and have been duly authorized by appropriate corporate, partnership, or limited liability company action and proceedings, as applicable; (d) this Agreement constitutes the legal, valid, and binding obligation of such Loan Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) the Liens under the Security Instruments are valid and subsisting and secure the Secured Obligations; and (g)  after giving effect to this Agreement, assuming that the Borrower makes Borrowings, or otherwise has Borrowings outstanding, of an amount that causes Availability to be equal to zero Dollars, all such Borrowings were permitted to be incurred and secured under the Second Lien Loan Documents.
Section 5.    Conditions to Effectiveness. This Agreement and the amendments provided herein shall become effective and enforceable against the parties hereto upon the occurrence of the following conditions precedent:
(a)    Administrative Agent shall have received multiple original counterparts, as requested by Administrative Agent, of the following, duly and validly executed and delivered by duly authorized officers of the parties thereto:
i.this Agreement and all attached Schedules;
ii.a replacement Revolving Note payable to Assignor or its registered assigns;
iii.a replacement Revolving Note payable to Assignee or its registered assigns;
(b)    the representations and warranties in this Agreement made by Borrower shall be true and correct in all material respects; and
(c)    Borrower shall have paid the fee required under Section 7(f) below.
Section 6.    Effect on Loan Documents; Acknowledgments.
(a)    The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.
(b)    The Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, or any Lender to collect the full amounts owing to them under the Loan Documents.
(c)    Each of the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, and all other Loan Documents are and remain in full force and effect, and the Borrower acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement.
(d)    From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended prior hereto as described in the recitals, and by this Agreement.

(e)    This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.
(f)    The Borrower hereby agrees to pay a Borrowing Base increase fee for the account of each Lender, after giving effect to the sales and assignments made pursuant to Section 2 above, equal to 0.30% of the amount by which such Lender’s Pro Rata Share of the new Borrowing Base, as set forth on Schedule I and increased pursuant to Section 3 above, exceeds such Lender’s Pro Rata Share of the existing Borrowing Base, as set forth on Schedule I. Such increase fee is (i) due and payable on the Effective Date, (ii) deemed fully earned upon becoming due and payable, (iii) not refundable under any circumstance upon payment thereof, and (iv) in addition to, and not in lieu of, any other fees as the Borrower may have agreed to pay under the other Loan Documents.
Section 7.    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile or email (i.e., PDF) signature and all such signatures shall be effective as originals.
Section 8.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Lender, the Swing Line Lender, the Collateral Agent, and the Administrative Agent and their respective successors and assigns permitted pursuant to the Credit Agreement.
Section 9.    Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
Section 10.    Governing Law. This Agreement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to conflicts of laws principles (other than Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York).
Section 11.    Waiver of Jury. THE BORROWER, THE LENDERS, THE ISSUING LENDER, AND THE AGENTS HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 12.    Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
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EXECUTED effective as of the date first above written.

BORROWER:

GASTAR EXPLORATION INC.

By: /s/ Michael A. Gerlich
Michael A. Gerlich
Senior Vice President, Chief Financial Officer and
Corporate Secretary

Signature Page to
Master Assignment, Agreement and Amendment No. 4 to
Second Amended and Restated Credit Agreement
(Gastar Exploration Inc.)

ADMINISTRATIVE AGENT/COLLATERAL AGENT/ISSUING LENDER/SWING LINE LENDER/LENDER/ASSIGNEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Stephanie Harrell
Stephanie Harrell
Assistant Vice President

Signature Page to
Master Assignment, Agreement and Amendment No. 4 to
Second Amended and Restated Credit Agreement
(Gastar Exploration Inc.)

LENDER:

COMERICA BANK

By:    /s/ William Robinson
Name:    William Robinson
Title:    Vice President

Signature Page to
Master Assignment, Agreement and Amendment No. 4 to
Second Amended and Restated Credit Agreement
(Gastar Exploration Inc.)

LENDER/ASSIGNOR:

IBERIABANK

By:    /s/ Moni Collins
Name:    Moni Collins
Title:    Vice President

LENDER:

ING CAPITAL LLC

By:    /s/ Josh Strong
Name:    Josh Strong
Title:    Director

ING CAPITAL LLC

By:    /s/ Charles Hall
Name:    Charles Hall
Title:    Managing Director

SCHEDULE I
BORROWING BASE

Lenders:	Pro Rata Share of existing Borrowing Base	Pro Rata Share of Borrowing Base*
Wells Fargo Bank, National Association	$36,000,000	$44,750,000
Comerica Bank	$30,000,000	$36,250,000
IBERIABANK	$30,000,000	$35,000,000
ING Capital LLC	$24,000,000	$29,000,000
Total:	$120,000,000	$145,000,000

*Borrowing Base in effect as of August 13, 2014. Borrowing Base is subject to redetermination pursuant to the terms of this Agreement.

SCHEDULE II
NOTICE INFORMATION AND COMMITMENTS
Each of the commitments to lend set forth herein is governed by the terms of the Credit Agreement which provides for, among other things, borrowing base limitations which may restrict the Borrower’s ability to request (and the Lenders’ obligation to provide) Credit Extensions to a maximum amount which is less than the commitments set forth in this Schedule II.
Administrative Agent/Collateral Agent/Issuing Lender/Swing Line Lender:
Wells Fargo Bank, National Association
1525 West WT Harris Boulevard – 1B1
Charlotte, North Carolina 28262
Attention: Agency Services Manager
Facsimile: (704) 715-0017
with a copy to:
Wells Fargo Bank, National Association
1000 Louisiana, 9th Floor
MAC T0002-090
Houston, Texas 77002
Attention: Charles Randall
Facsimile: (713) 319-1925
Borrower:
Gastar Exploration Inc.
1331 Lamar Street, Suite 1080
Houston, Texas 77010
Attention: Michael Gerlich
Facsimile: (713) 739-0458

Lenders:	Commitments	Percentage of Total
Wells Fargo Bank, National Association	$154,310,345	30.862069%
Comerica Bank	$125,000,000	25.000000%
IBERIABANK	$120,689,655	24.137931%
ING Capital LLC	$100,000,000	20.000000%
Total:	$500,000,000	100.000000%

Signature Page to
Master Assignment, Agreement and Amendment No. 4 to
Second Amended and Restated Credit Agreement
(Gastar Exploration Inc.)